Exhibit 99.1

       United States Steel Corporation Reports 2004 Third Quarter Results

    PITTSBURGH, Oct. 26 /PRNewswire-FirstCall/ --

                               Earnings Highlights
                   (dollars in millions except per share data)

                                                    3Q 2004  2Q 2004  3Q 2003
     Revenues and other income                       $3,729   $3,466   $2,508

     Segment income (loss) from operations
       Flat-rolled Products                            $362     $335     $(21)
       U. S. Steel Europe                               146       76       35
       Tubular Products                                  55       25      (10)
       Real Estate                                        5        3       11
       Straightline                                                       (16)
       Other Businesses                                   2       15       (8)
     Total segment income (loss) from operations       $570     $454      $(9)
     Retiree benefit expenses                           (72)     (65)     (19)
     Other items not allocated to segments               (4)      (1)    (666)
     Income (loss) from operations                     $494     $388    $(694)

     Net income (loss)                                 $354     $211    $(354)
      - Per basic share                               $3.08    $1.82   $(3.47)
      - Per diluted share                             $2.72    $1.62   $(3.47)

    United States Steel Corporation (NYSE: X) reported record net income for third quarter 2004 of $354 million, or $2.72 per diluted share, compared to net income of $211 million, or $1.62 per diluted share in 2004's second quarter, and a net loss of $354 million, or $3.47 per diluted share (after preferred stock dividends), in the third quarter of 2003. Diluted earnings per share for both 2004 quarters reflect the assumed conversion of the company's convertible preferred shares into approximately 16 million common shares.
    Income from operations in the third quarter of 2004 was $494 million, $106 million higher than in the second quarter of 2004, and dramatically improved from the large loss in the third quarter of 2003, which included workforce reduction charges of $618 million.
    Commenting on the quarter's results, U. S. Steel President and CEO John P. Surma said, "These excellent results reflect robust steel markets and continuing benefits from ongoing cost reduction efforts."
    Net income in third quarter 2004 included a $24 million net favorable effect related to the settlements of prior years' income tax audits. This amount consisted of a favorable interest adjustment of $31 million, net of additional tax expense of $7 million. These settlements and other items not allocated to segments increased net income by $21 million, or 16 cents per diluted share. Net interest and other financial costs in second quarter 2004 included a $33 million charge resulting from the early redemption of senior debt. This charge and a small other item not allocated to segments reduced second quarter 2004 net income by $22 million, or 17 cents per diluted share. Other items not allocated to segments decreased net income by $433 million, or $4.19 per diluted share in third quarter 2003.

    Reportable Segments and Other Businesses

    Management uses segment income from operations to evaluate company performance because it believes this to be a key measure of ongoing operating results. U. S. Steel's reportable segments and Other Businesses generated segment income from operations of $570 million, or $108 per ton, in the third quarter of 2004, compared with $454 million, or $82 per ton, in the second quarter of 2004 and a loss of $9 million, or $2 per ton, in the third quarter of 2003.
    Results for Flat-rolled, Tubular and European operations in the third quarter of 2004 continued to benefit from improving prices and expanding margins. Compared to 2004's second quarter, domestic results reflected higher raw materials costs, principally for scrap; higher costs for profit-based payments under the labor agreement with the United Steelworkers of America; and higher costs for repair outages, as blast furnace repairs at Gary Works and Granite City Works were both completed during the third quarter.

    Cash and Liquidity

    U. S. Steel contributed $70 million to its main defined benefit pension plan during the third quarter, and ended the quarter with over $1 billion in cash and cash equivalents and about $2 billion of total liquidity.

    Outlook

    Looking ahead to the fourth quarter, Surma stated, "We expect continued strong results for each of our major business units."
    In the Flat-rolled segment, total shipments should increase slightly compared to the third quarter, and margins should remain at high levels. Some markets are being affected by seasonal softness and efforts to control inventory. Seasonal patterns suggest that these markets will rebound in the first quarter of 2005. Average realized prices are expected to be comparable to or slightly below the third quarter, reflecting some differences in product mix as well as flattening in spot prices. Scrap and energy costs remain volatile and planned outage costs will remain comparable to third quarter levels. U. S. Steel currently expects coke costs to decline. For full-year 2004, Flat-rolled segment shipments are expected to be 15.8 million tons.
    For U. S. Steel Europe (USSE), fourth quarter 2004 average realized prices are expected to increase from the third quarter reflecting the announced
October 1 price increase for flat-rolled products, more than offsetting higher raw materials costs. Shipments for the quarter are expected to increase by about 150,000 tons compared to the third quarter and estimated full-year 2004 shipments remain at 5.1 million net tons.
    For the Tubular segment, margins are expected to continue to increase, reflecting full-quarter realization of a series of third quarter price increases and additional fourth quarter price increases. Margins will reflect stable costs for the significant portion of tube rounds supplied by the Flat-rolled segment, which are transferred at a cost-based annual price. Tubular segment shipments for the total year are expected to be about 1.1 million tons.
    U. S. Steel Kosice has given irrevocable notice to repay its $272 million of long-term debt at face amount on November 24, 2004. Only $20 million of this debt was due in 2004. Annualized interest expense on this debt is approximately $23 million.
    Capital expenditures for 2004 are currently expected to be about
$570 million, reflecting domestic spending of approximately $360 million and European spending of approximately $210 million, which will fluctuate based upon exchange rates. These amounts include advanced spending for a major reline to the No. 13 Blast Furnace at Gary Works, scheduled for 2005, and spending in Serbia to return a second blast furnace to production, also in 2005.

    This release contains forward-looking statements with respect to market conditions, operating costs, shipments and prices. Some factors, among others, that could affect market conditions, costs, shipments and prices for both domestic operations and USSE include global product demand, prices and mix; global and company steel production levels; availability and prices of raw materials; plant operating performance; the timing and completion of outages and other projects; natural gas prices and usage; changes in environmental, tax and other laws; employee strikes; power outages; and U.S. and global economic performance and political developments. Domestic steel shipments and prices could be affected by import levels and actions taken by the U.S. Government and its agencies. Political factors in Europe that may affect USSE's results include, but are not limited to, taxation, nationalization, inflation, currency fluctuations, increased regulation, export quotas, tariffs, and other protectionist measures. In accordance with "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, cautionary statements identifying important factors, but not necessarily all factors, that could cause actual results to differ materially from those set forth in the forward-looking statements have been included in the Form 10-K of U. S. Steel for the year ended December 31, 2003, and in subsequent filings by U. S. Steel.
    A Statement of Operations (Unaudited), Other Financial Data (Unaudited) and Preliminary Supplemental Statistics (Unaudited) for U. S. Steel are attached.
    The company will conduct a conference call on third quarter earnings on Tuesday, October 26, at 2 p.m. EDT. To listen to the webcast of the conference call, visit the U. S. Steel web site, http://www.ussteel.com , and click on the "Investors" button.
    For more information about U. S. Steel, visit its web site at http://www.ussteel.com.

                        UNITED STATES STEEL CORPORATION
                      STATEMENT OF OPERATIONS (Unaudited)
                      ------------------------------------

                                           Third Quarter       Nine Months
                                               Ended              Ended
                                            September 30,      September 30,
    (Dollars in millions)                  2004      2003      2004    2003
    ------------------------------------------------------------------------
    REVENUES AND OTHER INCOME:
      Revenues                           $3,707    $2,506   $10,079   $6,715
      Income (loss) from investees           18        (2)       37      (10)
      Net gains on disposal of assets         2         4        46       27
      Other income                            2        --        14       45
                                          -----     -----     -----    -----
        Total revenues and other income   3,729     2,508    10,176    6,777
                                          -----     -----     -----    -----
    COSTS AND EXPENSES:
      Cost of revenues (excludes items
       shown below)                       2,967     2,294     8,335    6,117
      Selling, general and
       administrative expenses              172       150       521      421
      Depreciation, depletion and
       amortization                          96        94       287      271
      Restructuring charges                  --       664        --      664
                                          -----     -----     -----    -----
        Total costs and expenses          3,235     3,202     9,143    7,473
                                          -----     -----     -----    -----
    INCOME (LOSS) FROM OPERATIONS           494      (694)    1,033     (696)
    Net interest and other financial
     costs                                    4        26       142      106
                                          -----     -----     -----    -----
    INCOME (LOSS) BEFORE INCOME TAXES,
     MINORITY INTERESTS, EXTRAORDINARY
     LOSS AND CUMULATIVE EFFECTS OF
     CHANGES IN ACCOUNTING PRINCIPLES       490      (720)      891     (802)
    Income tax provision (benefit)          126      (366)      263     (418)
    Minority interests                       10        --        19       --
                                          -----     -----     -----    -----
    INCOME (LOSS) BEFORE EXTRAORDINARY
     LOSS AND CUMULATIVE EFFECTS OF
     CHANGES IN ACCOUNTING PRINCIPLES       354      (354)      609     (384)
    Extraordinary loss, net of tax           --        --        --      (52)
    Cumulative effects of changes in
     accounting principles, net of tax       --        --        14       (5)
                                          -----     -----     -----    -----
    NET INCOME (LOSS)                       354      (354)      623     (441)
    Dividends on preferred stock             (4)       (4)      (13)     (11)
                                          -----     -----     -----    -----

    NET INCOME (LOSS) APPLICABLE TO
     COMMON STOCK                          $350     $(358)     $610    $(452)
                                          =====     =====     =====    =====

                        UNITED STATES STEEL CORPORATION
                      STATEMENT OF OPERATIONS (Unaudited)
                                  (Continued)
                      ------------------------------------

                                             Third Quarter      Nine Months
                                                Ended              Ended
                                             September 30,      September 30,
    COMMON STOCK DATA:                      2004      2003      2004     2003
    -------------------------------------------------------------------------
    Per share:
      Income (loss) before extraordinary
       loss and cumulative effects of
       changes in accounting principles:
        -Basic                             $3.08    $(3.47)    $5.36   $(3.84)
        -Diluted                           $2.72    $(3.47)    $4.76   $(3.84)

      Extraordinary loss, net of tax:
        -Basic                               $--       $--       $--    $(.50)
        -Diluted                             $--       $--       $--    $(.50)

      Cumulative effects of changes in
       accounting principles, net of tax:
        -Basic                               $--       $--      $.13    $(.05)
        -Diluted                             $--       $--      $.11    $(.05)

      Net income (loss):
        -Basic                             $3.08    $(3.47)    $5.49   $(4.39)
        -Diluted                           $2.72    $(3.47)    $4.87   $(4.39)

    Weighted average shares, in
     thousands
        -Basic                           113,523   103,321   111,170  103,096
        -Diluted                         130,021   103,321   127,940  103,096

    Dividends paid per common share         $.05      $.05      $.15     $.15

                        UNITED STATES STEEL CORPORATION
                        OTHER FINANCIAL DATA (Unaudited)
                      ------------------------------------

                                                        Nine Months Ended
                                                          September 30,
    Cash Flow Data           (In millions)           2004               2003
    ------------------------------------------------------------------------
    Cash provided from (used in) operating
     activities:
      Net income (loss)                              $623              $(441)
      Depreciation, depletion and amortization        287                271
      Restructuring charges                            --                633
      Working capital changes                         (88)               195
      Other operating activities                      193               (326)
                                                   ------             ------
        Total                                       1,015                332
                                                   ------             ------
    Cash used in investing activities:
      Capital expenditures                           (367)              (205)
      Acquisitions                                     --               (916)
      Other investing activities                       92                 56
                                                   ------             ------
        Total                                        (275)            (1,065)
                                                   ------             ------
    Cash provided from financing activities:
      Issuance of long-term debt                       --                427
      Repayment of long-term debt                    (297)                (3)
      Preferred stock issued                           --                242
      Common stock issued                             348                 11
      Dividends paid                                  (29)               (26)
      Other financing activities                      (16)                (1)
                                                   ------             ------
        Total                                           6                650
                                                   ------             ------
    Total net cash flow                               746                (83)
    Cash at beginning of the year                     316                243
                                                   ------             ------
    Cash at end of the period                      $1,062               $160
                                                   ======             ======


                                                 Sept. 30,           Dec. 31,
    Balance Sheet Data       (In millions)           2004               2003
    ------------------------------------------------------------------------
    Cash and cash equivalents                      $1,062               $316
    Other current assets                            3,113              2,790
    Property, plant and equipment - net             3,514              3,414
    Other assets                                    1,093              1,317
                                                   ------             ------
    Total assets                                   $8,782             $7,837
                                                   ======             ======
    Current liabilities                            $2,442             $2,127
    Long-term debt                                  1,569              1,890
    Employee benefits                               2,384              2,382
    Other long-term liabilities                       328                343
    Minority interests                                 25                  2
    Stockholders' equity                            2,034              1,093
                                                   ------             ------
    Total liabilities and stockholders' equity     $8,782             $7,837
                                                   ======             ======

                        UNITED STATES STEEL CORPORATION
                PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)
                -----------------------------------------------

                                                        Quarter Ended
                                                September   June 30, September
    (Dollars in millions)                        30, 2004     2004    30, 2003
    -----------------------------------------------------------------------
    INCOME (LOSS) FROM OPERATIONS
    Flat-rolled Products(a)                          $362      $335    $(21)
    U. S. Steel Europe(b)                             146        76      35
    Tubular Products                                   55        25     (10)
    Real Estate                                         5         3      11
    Straightline(a)                                                     (16)
    Other Businesses                                    2        15      (8)
                                                    -----     -----   -----
    Segment Income (Loss) from Operations             570       454      (9)
      Retiree benefit expenses(c)                     (72)      (65)    (19)
      Other items not allocated to segments:
        Workforce reduction charges                    --        --    (618)
        Stock appreciation rights                      (4)       (1)     (2)
        Asset impairments                              --        --     (46)
                                                    -----     -----   -----
          Total Income (Loss) from Operations        $494      $388   $(694)

    CAPITAL EXPENDITURES
      Flat-rolled Products(a)                        $109       $37     $23
      U. S. Steel Europe(b)                            57        40      30
      Tubular Products                                  3         2       6
      Real Estate                                      --        --       1
      Straightline                                                        1
      Other Businesses                                 33        16      12
                                                    -----     -----   -----
          Total                                      $202       $95     $73
    OPERATING STATISTICS
      Average realized steel price: ($/net ton)(d)
        Flat-rolled Products(a)                      $627      $583    $424
        Tubular Products                              907       779     625
        U. S. Steel Europe(b)                         573       491     351
    Steel Shipments:(d) (e)
      Flat-rolled Products(a)                       3,745     3,982   3,909
      Tubular Products                                266       269     231
      U. S. Steel Europe(b)                         1,257     1,263   1,170
    Raw Steel-Production:(e)
      Domestic Facilities                           4,293     4,230   4,396
      U. S. Steel Europe(b)                         1,400     1,467   1,158
    Raw Steel-Capability Utilization:(f)
      Domestic Facilities                            87.8%     87.5%   89.9%
      U. S. Steel Europe(b)                          75.0%     79.5%   83.5%
    Domestic iron ore production(e)                 5,546     6,011   4,567
    Domestic iron ore shipments(e)(g)               6,930     6,722   5,786
    Domestic coke production(e)(i)                  1,659     1,666   1,780
    Domestic coke shipments(e)(h)(i)                  686       642     762
    -----------

     (a) The Flat-rolled segment includes the residual effects of Straightline from January 1, 2004 and the consolidated results of the Clairton 1314B Partnership that was accounted for under the equity method prior to January 1, 2004.
     (b) Includes U. S. Steel's Serbian operations from September 12, 2003. Prior to September 12, 2003, included effects of activities under certain agreements with the former owner of the Serbian operations.
     (c) Includes certain profit-based expenses for U. S. Steel retirees and National retirees pursuant to provisions of the 2003 labor agreement with the USWA.
     (d) Excludes intersegment transfers.
     (e) Thousands of net tons.
     (f) Based on annual raw steel production capability for domestic facilities of 19.4 million net tons and annual raw steel production capability for U. S. Steel Europe of 5.0 million net tons prior to September 12, 2003, and 7.4 million net tons thereafter.
     (g) Includes trade shipments and intersegment transfers.
     (h) Includes trade shipments only.
     (i) Includes Clairton 1314B Partnership.

SOURCE   United States Steel Corporation
    -0-                             10/26/2004
    /CONTACT: Media, John Armstrong, +1-412-433-6792, or Investors-Analysts, Nick Harper, +1-412-433-1184, both of United States Steel Corporation/
    /First Call Analyst: /
    /FCMN Contact: /
    /Company News On-Call:  http://www.prnewswire.com/comp/929150.html /
    /Web site:  http://www.ussteel.com /
    (X)

CO:  United States Steel Corporation; U. S. Steel Europe
ST:  Pennsylvania
IN:  MNG
SU:  ERN ERP CCA MAV